UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

TEMPUR SEALY INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note:

The following materials were publicly made available/released on March 31, 2015: (1) a Letter to Shareholders, and (2) a Supplement to Tempur Sealy International Inc.’s Definitive Proxy Statement for the 2015 Annual Meeting of Stockholders.

SUPPORT THE TEMPUR SEALY BOARD OF DIRECTORS

AS IT CONTINUES TO ENHANCE VALUE FOR ALL SHAREHOLDERS

VOTE “FOR” THE RE-ELECTION OF THE BOARD ON THE WHITE PROXY CARD TODAY

March 31, 2015

Dear Fellow Tempur Sealy Shareholder:

The 2015 Annual Meeting of Shareholders is an important opportunity to make your voice heard by voting the WHITE card “FOR” the re-election of Tempur Sealy’s highly qualified and experienced director nominees: Evelyn S. Dilsaver, Frank Doyle, John A. Heil, Peter K. Hoffman, Sir Paul Judge, Nancy F. Koehn, Christopher A. Masto, P. Andrews McLane, Lawrence J. Rogers, Mark Sarvary and Robert B. Trussell, Jr.

We believe that we have the right Board and management team – that has delivered significant growth since the appointment of Mr. Sarvary as CEO in 2008. The facts speak for themselves:

•	Realized a total shareholder return of more than 520%, more than five times that of the S&P 500[1];

•	Increased total net sales by more than 220%, including the transformative acquisition of Sealy Corporation in 2013; and

•	Increased its share price 15%, 27% and 104% over the last one, two and five years, respectively[2].

Our Board and management team are focused on driving value by executing on five strategic priorities:

•	Leveraging and strengthening our comprehensive portfolio of iconic brands and products;

•	Expanding distribution and seeking highest dealer advocacy;

•	Expanding margins with a focus on driving significant cost improvement;

•	Leveraging global scale for competitive advantage; and

•	Making accretive acquisitions of licensees and joint ventures.

Tempur Sealy has the platform, strategy and resources to maintain our competitive advantage and continue to enhance shareholder value. Accordingly, we urge you to vote “FOR” Tempur Sealy’s full slate of experienced and highly qualified directors on the WHITE proxy card today and discard any blue proxy cards you may receive.

You may vote by proxy, over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the WHITE proxy card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend in person.

Please visit Investor.TempurSealy.com/AnnualMeeting for more information.

Thank you for your investment in Tempur Sealy,

The Tempur Sealy Board of Directors

INVESTOR CONTACT INFORMATION

If you need assistance voting your shares, please contact our proxy solicitor D.F. King & Co., Inc. toll free at (877) 283-0319, toll at (212) 269-5550 or email at tpx@dfking.com

FORWARD-LOOKING STATEMENTS

This letter contains “forward-looking statements,” within the meaning of the federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this letter, the words, “assumes,” “estimates,” “expects,” “guidance,” “anticipates,” “projects,” “plans,” “proposed,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding its strategic priorities, maintaining its competitive advantage and enhancing shareholder value. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy Corporation into the Company’s operations and realize cost and revenue synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its asset dispositions in 2014 and the acquisition of brand rights in certain international markets in 2014; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company’s gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company’s business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or litigation proceedings; changing commodity costs; and the effect of future legislative or regulatory changes.

There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this letter. There are important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this letter, including the risk factors discussed under the heading “Risk Factors” under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2014. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. Any forward looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

[1]	Represents performance from August 4, 2008, the date Mr. Sarvary joined as CEO, to March 20, 2015. Total shareholder return includes stock price appreciation and dividends reinvested.
[2]	One year represents performance from March 20, 2014 to March 20, 2015. Two years represents performance from March 20, 2013 to March 20, 2015. Five years represents performance from March 19, 2010 to March 20, 2015. Includes stock price appreciation only.

TEMPUR SEALY INTERNATIONAL, INC.

1000 Tempur Way

Lexington, Kentucky 40511

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2015

The following information supplements and amends the Proxy Statement, dated March 16, 2015 (the “Proxy Statement”), of Tempur Sealy International, Inc. (“Tempur Sealy” or the “Company”) furnished to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Tempur Sealy for use at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”), which is scheduled to be held at 8:30 AM, local time, on May 8, 2015, at the offices of Morgan, Lewis & Bockius LLP, 13th Floor, One Federal Street, Boston, Massachusetts 02110. This Supplement, which should be read in conjunction with the Proxy Statement, is first being furnished to stockholders of Tempur Sealy on or about March 31, 2015.

Only holders of record of shares of common stock of Tempur Sealy at the close of business on March 11, 2015 are entitled to receive notice of and to vote at the 2015 Annual Meeting.

On March 23, 2015, H Partners Management, LLC announced that it had filed preliminary proxy materials with the Securities and Exchange Commission (the “SEC”) and it intended to solicit Tempur Sealy stockholders to vote against the re-election of three directors to the Tempur Sealy Board of Directors: Mark Sarvary, the President and Chief Executive Officer of Tempur Sealy; P. Andrews McLane, the Chairman of the Board; and Christopher A. Masto, the Chairman of the Nominating and Corporate Governance Committee. We are not responsible for the accuracy of any information provided by or relating to H Partners Management, LLC or its affiliates (collectively “H Partners”) contained in any proxy solicitation materials filed or disseminated by, or on behalf of, H Partners or any other statements that H Partners may otherwise make. H Partners chooses which of our stockholders will receive H Partners’ solicitation materials.

THE BOARD RECOMMENDS THAT STOCKHOLDERS REJECT H PARTNERS’ PROXY SOLICITATION. THE BOARD URGES STOCKHOLDERS TO VOTE FOR THE ELECTION OF THE BOARD’S NOMINEES NAMED IN TEMPUR SEALY’S PROXY STATEMENT.

YOU CAN VOTE YOUR SHARES BY SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID RETURN ENVELOPE. YOU MAY ALSO VOTE BY INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. IF YOUR SHARES ARE HELD FOR YOU BY A BROKER, BANK OR NOMINEE, YOU MUST CONTACT THE BROKER, BANK OR NOMINEE FOR VOTING INSTRUCTIONS.

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IF YOU PREVIOUSLY VOTED ON H PARTNERS’ BLUE PROXY CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. YOUR LATER DATED WHITE PROXY CARD OR VOTE AT A LATER DATE BY INTERNET OR TELEPHONE WILL REVOKE ANY PRIOR PROXY. ATTENDING THE 2015 ANNUAL MEETING WILL NOT REVOKE YOUR PROXY UNLESS YOU SPECIFICALLY REQUEST IT. IT IS YOUR LATEST DATED PROXY WHICH COUNTS. IF YOUR SHARES ARE HELD FOR YOU BY A BROKER, BANK OR NOMINEE, YOU MUST CONTACT THE BROKER, BANK OR NOMINEE TO REVOKE A PREVIOUSLY AUTHORIZED PROXY.

YOUR VOTE IS VERY IMPORTANT, EVEN IF YOU PLAN TO ATTEND THE 2015 ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES AS SOON AS POSSIBLE.

Broker Non-Votes

Under New York Stock Exchange (“NYSE”) rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who do not provide voting instructions. Given the contested nature of the 2015 Annual Meeting, for any accounts to which brokers deliver competing sets of proxy materials, the NYSE rules governing brokers’ discretionary authority will not permit such brokers to exercise discretionary authority regarding any of the proposals to be voted on at the 2015 Annual Meeting.

If you hold your shares in street name, it is critical that you cast your vote by instructing your bank, broker or other nominee on how to vote if you want your vote to be counted at the 2015 Annual Meeting.

Note Regarding Proxy Materials

If stockholders have any questions, require assistance with voting the WHITE proxy card, or need additional copies of the proxy materials, please contact:

D.F. King & Co., Inc.

Mail: 48 Wall Street, 22nd Floor, New York, NY 10005

Stockholders Call Toll Free: (877) 283-0319

Banks and Brokers Call Collect: (212) 269-5550

Email: tpx@dfking.com

RECENT DEVELOPMENTS

On January 27, 2015, Usman Nabi, a representative of H Partners, emailed Mr. McLane, requesting an in-person meeting. From that date through February 6, 2015, Mr. Nabi and Mr. McLane exchanged scheduling e-mails. In that exchange, Mr. Nabi noted his preference to meet “sooner rather than later” because he would like to communicate something that is “time-sensitive.” Mr. Nabi and Mr. McLane scheduled a telephone call for February 7, 2015, after the end of the Company’s existing black-out period on February 5, 2015, when 2014 earnings were going to be released.

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On February 7, 2015, Mr. Nabi telephoned Mr. McLane. In that call, Mr. Nabi expressed his displeasure with Mark Sarvary as the Company’s Chief Executive Officer and delivered an ultimatum – that Mr. Sarvary be terminated as Chief Executive Officer, that four of the Company’s current directors, including Mr. McLane, Mr. Masto Mr. Sarvary and one other director, resign immediately, and that Mr. Nabi be put on the Board of Directors and on the Compensation Committee of the Board of Directors. Mr. Nabi additionally demanded that he be named Chair of a new Board committee to lead the search for a new Chief Executive Officer of the Company. Mr. Nabi threatened to launch a “public fight” if the Board of Directors did not comply with all his demands by 3 p.m. on the afternoon of February 13 - i.e., within six days.

On February 10, 2015, H Partners filed a Schedule 13D with the U.S. Securities and Exchange Commission (the “SEC”) disclosing beneficial ownership of 9.97% of the outstanding shares of the Company’s common stock. In this Schedule 13D, H Partners failed to disclose any mention of its February 7, 2015 call with Mr. McLane or its outstanding demands for an immediate Board seat and the other Board and management changes, the related deadline and the threat of a “public fight.” Later that day, Mr. McLane contacted Mr. Nabi to arrange a meeting between Mr. Nabi and Mr. Sarvary, Mr. McLane and certain other Company directors to discuss H Partners’ views. Mr. Nabi replied later that day, indicating that a meeting was “not productive” and refusing to engage in any further discussion other than implementation of Mr. Nabi’s specific February 7 demands. Mr. Nabi also noted he was still expecting a response to his demands by 5 p.m. on February 13.

On February 17, 2015, H Partners wrote a letter to certain members of Tempur Sealy’s Board of Directors, confirming the demands of H Partners for (i) the immediate termination of Mr. Sarvary as Chief Executive Officer of Tempur Sealy, (ii) the immediate resignation of Messrs. McLane and Masto from the Board, and (iii) the appointment of Mr. Nabi to the Board of Directors, and as a member of the Compensation Committee and Chair of a newly-established Chief Executive Officer search committee.

On March 16, 2015, Tempur Sealy commenced mailing its Proxy Statement for the 2015 Annual Meeting. In connection with the proxy statement, the Company also mailed a letter to stockholders detailing the significant progress and accomplishments achieved under the leadership of the Tempur Sealy Board and management team. In the letter, the Company also reiterates its strategy to continue delivering industry leading growth, margin improvement, and superior value for stockholders, including: leveraging and strengthening the Company’s comprehensive portfolio of iconic brands and products; expanding distribution and seeking highest dealer advocacy; expanding margins with a focus on driving significant cost improvement; leveraging global scale for competitive advantage; and making accretive acquisitions of licensees and joint ventures.

In addition, the Tempur Sealy letter sets the record straight regarding H Partners, a stockholder of the Company, and its campaign of false statements and misrepresentative attacks on Tempur Sealy, its Board and management team. As the letter notes, Tempur Sealy believes that H Partners has failed to outline any constructive steps to enhance the Company’s strategy, capital structure or operating plans, and instead advocates high-risk and value-destroying leadership changes, while making inaccurate statements about its history of communicating with Tempur Sealy. The letter also noted that H Partners’ sudden, critical public stance is inconsistent with its previous positive communications in support of the Company’s performance, leadership and strategic oversight.

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Also on March 16, 2015, Mr. McLane e-mailed Mr. Nabi expressing a desire for an expedient and mutually satisfactory resolution to H Partners’ demands. Mr. McLane indicated that the Company’s Board of Directors was prepared to work with H Partners in identifying an additional, mutually acceptable and independent director candidate with relevant executive operating experience, as well as talents and skills complementary to those of the Company’s current directors.

On March 18, 2015, Mr. Nabi e-mailed Mr. McLane a letter in reply to Mr. McLane’s March 16 e-mail. The letter dismissed as “woefully inadequate” the Company’s proposal to find an additional, mutually acceptable and independent director candidate, and in a clear reference to its February 7 demands — immediate termination of Mr. Sarvary as CEO, immediate resignation of Mr. Sarvary and Mr. McLane and two other directors and election of Mr. Nabi to the Board and Compensation Committee and head of a new CEO search committee — expressly limited any future dialogue to a discussion of “real change”, including meaningful representation for H Partners on the Company’s Board of Directors.

On March 23, 2015, H Partners announced that it had filed preliminary proxy materials with the SEC in which it stated that it intended to solicit Tempur Sealy stockholders to vote against the re-election of Mr. Sarvary, Mr. McLane and Mr. Masto. On March 30, 2015 H Partners filed updated proxy materials with the SEC.

THE BOARD RECOMMENDS THAT STOCKHOLDERS REJECT H PARTNERS’ PROXY SOLICITATION. THE BOARD URGES STOCKHOLDERS TO VOTE FOR THE ELECTION OF THE BOARD’S NOMINEES NAMED IN TEMPUR SEALY’S PROXY STATEMENT.

MISCELLANEOUS INFORMATION

Participants in the Solicitation

Under applicable regulations of the SEC, members of the Board and certain officers and employees of Tempur Sealy may be deemed to be “participants” with respect to Tempur Sealy’s solicitation of proxies in connection with the 2015 Annual Meeting. Certain information concerning participants is set forth in the Proxy Statement, this Supplement and in Annex A hereto.

Method and Cost of Proxy Solicitation

As a result of the proxy contest initiated by H Partners, Tempur Sealy will incur substantial additional costs in connection with its solicitation of proxies. Tempur Sealy has retained D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for a fee of $250,000 plus out-of-pocket expenses. D.F. King will employ approximately 75 people to solicit proxies from Tempur Sealy’s stockholders. Tempur Sealy has agreed to indemnify D.F. King against certain liabilities arising out of or in connection with D.F. King’s engagement.

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Expenses related to the solicitation of proxies from stockholders, excluding salaries and wages of our employees, are expected to aggregate up to approximately $3.2 million, excluding expenses Tempur Sealy would typically incur in connection for the election of directors in an uncontested election. These expenses are expected to include the fee payable to our proxy solicitor; fees of outside counsel and other advisors to advise Tempur Sealy in connection with the solicitation; increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and possibly the costs of retaining an independent inspector of election. To date, we have incurred approximately $400,000 of these solicitation costs.

Forward-Looking Statements

Certain statements made in this Supplement and other written or oral statements made by or on behalf of Tempur Sealy may constitute “forward-looking statements” within the meaning of the federal securities laws. When used in these communications, the words, “assumes,” “estimates,” “expects,” “guidance,” “anticipates,” “projects,” “plans,” “proposed,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding its strategic growth initiatives, cost and revenue synergies, delivering stockholder value, its base growth targets and internal operating margin improvement targets, its plan to reduce expenses and improve Sealy’s operating margins, its growth opportunities internationally and abroad and its plans to grow sales and profitability faster than its industry. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy Corporation into the Company’s operations and realize cost and revenue synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its asset dispositions in 2014 and the acquisition of brand rights in certain international markets in 2014; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company’s gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company’s business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line,

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maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or litigation proceedings; changing commodity costs; and the effect of future legislative or regulatory changes.

There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this Supplement or in other communications from the Company. There are important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this Supplement or in other communications from the Company, including the risk factors discussed under the heading “Risk Factors” under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2014. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. Any forward looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

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ANNEX A TO 2015 PROXY STATEMENT SUPPLEMENT

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION1

Under applicable SEC rules and regulations, members of the Board of Directors, the Board’s nominees, and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the 2015 Annual Meeting. The following sets forth certain information about the persons who are “participants.”

Directors and Nominees

The following table sets forth the names of the Company’s directors (all of whom are also nominees for director). The principal occupations or employment of the Company’s directors are set forth under the heading “Proposal 1 – Election of Directors” in the Proxy Statement filed by the Company on March 16, 2015 (the “Proxy Statement”). The business address of each of our directors is c/o Tempur Sealy International, Inc., 1000 Tempur Way, Lexington, Kentucky 40511.

Name
Evelyn S. Dilsaver
Francis A. Doyle
John A. Heil
Peter K. Hoffman
Sir Paul Judge
Nancy F. Koehn
Christopher A. Masto
P. Andrews McLane
Lawrence J. Rogers
Robert B. Trussell, Jr.
Mark Sarvary

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the Company’s officers and employees who are “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is Tempur Sealy International, Inc., 1000 Tempur Way, Lexington, Kentucky 40511.

Name	Principal Occupation
Dale E. Williams	Executive Vice President and Chief Financial Officer
Mark Rupe	Vice President, Investor Relations

Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Annex A or in the Proxy Statement, none of the persons listed above under “Directors and Nominees” or “Certain Officers and Other Employees” owns any Company securities of record that they do not own beneficially. The number of Company securities beneficially owned by directors and named executive officers as of March 11, 2015 is set forth under the heading “Principal Security Ownership and Certain Beneficial Owners” in the Proxy Statement. The number of Company securities beneficially owned by the Company’s other officers and employees who are “participants” as of March 11, 2015 are set forth below.

Name	Company Securities Owned
Mark Rupe	9,206	(1)

[1]	Capitalized terms used in this Annex A without definitions have the meanings given to such terms in the Proxy Statement Supplement to which this Annex A is attached.

(1)	Includes 8,206 shares of Company common stock which Mr. Rupe has the right to acquire upon the exercise of stock options that were exercisable as of March 11, 2015, or that will become exercisable within 60 days after that date.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the past two years by the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees.” Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (3/11/13 through 3/11/15)

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or (Disposed of)	Transaction Description
Evelyn S. Dilsaver	5/22/2013	982	(1)
	5/22/2013	2,553	(8)
	5/7/2014	1,419	(1)
	5/7/2014	1,326	(8)
Francis A. Doyle	5/22/2013	982	(1)
	5/22/2013	2,553	(8)
	5/7/2014	1,419	(1)
	5/7/2014	1,326	(8)
John A. Heil	5/22/2013	982	(1)
	5/22/2013	2,553	(8)
	5/7/2014	1,419	(1)
	5/7/2014	1,326	(8)
Peter K. Hoffman	5/22/2013	982	(1)
	5/22/2013	2,553	(8)
	5/7/2014	1,419	(1)
	5/7/2014	1,326	(8)
Sir Paul Judge	5/6/2013	(360)	(2)
	4/28/2014	(292)	(2)
	5/22/2013	982	(1)
	5/22/2013	2,553	(8)
	5/7/2014	1,419	(1)
	5/7/2014	1,326	(8)
	12/8/2014	(900)	(3)
Nancy F. Koehn	5/22/2013	982	(1)
	5/22/2013	2,553	(8)
	2/26/2014	25,000	(4)
	2/26/2014	(25,000)	(4)
	5/7/2014	1,419	(1)
	5/7/2014	1,326	(8)
Christopher A. Masto	5/22/2013	982	(1)
	5/22/2013	2,553	(8)
	5/7/2014	1,419	(1)
	5/7/2014	1,326	(8)

A-2

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or (Disposed of)	Transaction Description
P. Andrews McLane	5/22/2013	1,675	(1)
	5/22/2013	4,354	(8)
	5/7/2014	2,270	(1)
	5/7/2014	2,121	(8)
Lawrence J. Rogers	3/18/2014	32,355	(5)
	3/18/2014	(11,755)	(2)
	5/7/2014	1,419	(1)
	5/7/2014	1,326	(8)
Robert B. Trussell, Jr.	5/22/2013	982	(1)
	5/22/2013	2,553	(8)
	11/12/2013	8,000	(4)
	11/12/2013	(8,000)	(4)
	11/13/2013	(10,000)	(3)
	3/5/2014	(5,000)	(3)
	5/7/2014	1,419	(1)
	5/7/2014	1,326	(8)
Mark Sarvary	2/18/2014	(2,700)	(6)
	2/21/2014	(200)	(6)
	2/24/2014	26,991	(7)
	2/24/2014	(10,734)	(2)
	2/26/2014	(64,600)	(6)
	2/28/2014	51,632	(8)
	2/27/2015	95,371	(8)
Dale E. Williams	2/22/2014	7,198	(5)
	2/24/2014	(2,611)	(2)
	2/28/2014	9,552	(8)
	2/27/2015	18,568	(8)
Mark Rupe	11/19/2013	2,452	(4)
	11/19/2013	(2,452)	(4)
	2/28/2014	1,141	(8)
	5/9/2014	3,000	(4)
	5/9/2014	(3,000)	(4)
	2/27/2015	2,560	(8)

(1)	Grant of Deferred Stock Units by Company.
(2)	Shares of common stock withheld to cover estimated U.S. tax withholding obligations.
(3)	Open market sale of shares of common stock.
(4)	Exercise of Stock Options and open market sale of underlying shares of common stock.
(5)	Vesting of Restricted Stock Units granted by Company.
(6)	Open Market Sale of shares of common stock pursuant to 10b5-1 plan in effect at the time of sale.
(7)	Vesting of Performance Restricted Stock Units granted by Company.
(8)	Grant of Stock Options to acquire shares of common stock by Company.

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Miscellaneous Information Concerning Participants

Except as described in this Annex A or in the Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since January 1, 2014 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or in the Proxy Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Annex A or in the Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex A or in the Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2014 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or in the Proxy Statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2015 Annual Meeting.

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